UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):

November 7, 2005

GILEAD SCIENCES, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	0-19731	94-3047598
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

333 LAKESIDE DRIVE, FOSTER CITY, CALIFORNIA

(Address of principal executive offices)

94404

(Zip Code)

(650) 574-3000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFD 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 – REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01 Entry into a Material Definitive Agreement

On November 10, 2005, Gilead Sciences, Inc., a Delaware corporation (the Company), and Gilead Sciences Limited, an Irish limited company (GSL, and together with the Company, Gilead), entered into a Restated and Amended Toll Manufacturing Agreement with an effective date of November 7, 2005 (the Amended Manufacturing Agreement), with Altana Pharma Oranienburg GmbH, a German corporation (Altana), which amended and restated the existing Toll Manufacturing Agreement effective as of August 1, 2003, by and among Gilead, Gilead World Markets, Ltd., a Cayman company, and Altana. Pursuant to the terms of the Amended Manufacturing Agreement, Altana will manufacture and supply Viread® (tenofovir disoproxil fumarate), Truvada® (emtricitabine and tenofovir disoproxil fumarate) and potentially additional finished products for Gilead in bulk or packaged form. Under the Amended Manufacturing Agreement, Gilead or an affiliate or contract manufacturer of Gilead will supply the active pharmaceutical ingredients to be used by Altana. The supply and purchase obligations set forth in the Amended Manufacturing Agreement are conditioned upon the acceptance of Altana’s manufacturing facility in Oranienburg, Germany by certain regulatory authorities.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GILEAD SCIENCES, INC.
(Registrant)

/s/ John F. Milligan
John F. Milligan Executive Vice President and Chief Financial Officer

Date: November 11, 2005